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                                                                    EXHIBIT 3.B





                                     BYLAWS
                                       OF
                        FIRST NATIONAL BANCSHARES, INC.





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                              TABLE OF CONTENTS


                                                                          Page
                                                                          ----


   ARTICLE I
     Conduct of Corporate Business                                          1

   ARTICLE II
     Shareholders                                                           1
      Section 1.   Powers and Duties                                        1
      Section 2.   Method of Acting                                         1
      Section 3.   Annual Meetings                                          2
      Section 4.   Special Meetings                                         2
      Section 5.   Adjourned Meetings                                       2
      Section 6.   Determination of Shareholders                            2
      Section 7.   Record of Shareholders Having Voting Rights              3
      Section 8.   Quorum                                                   3
      Section 9.   Voting                                                   3
      Section 10.  Proxies                                                  4
      Section 11.  Order of Business                                        6
      Section 12.  Minutes of Meetings                                      6
      Section 13.  Nominations for Director                                 7

   ARTICLE III
     Board of Directors                                                     7
      Section 1.   Powers and Duties                                        7
      Section 2.   Number and Qualifications                                8
      Section 3.   How Selected                                             8
      Section 4.   Term of Office                                           8
      Section 5.   Oath of Office                                           9
      Section 6.   Method of Acting                                         9
      Section 7.   Presumption of Assent                                    9
      Section 8.   Annual Meetings                                         10
      Section 9.   Regular Meetings                                        10
      Section 10.  Special Meetings                                        10
      Section 11.  Adjourned Meetings                                      11
      Section 12.  Quorum                                                  11
      Section 13.  Voting                                                  11
      Section 14.  Vacancies                                               11
      Section 15.  Removal of Directors                                    11
      Section 16.  Authority to Collect, Account For and Pay Over Taxes    11
      Section 17.  Director and Officer Conflict of Interest               12
      Section 18.  Committees                                              12
      Section 19.  Chairman                                                14





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   ARTICLE IV
     Officers                                                              14
        Section 1.   Number                                                14
        Section 2.   Selection                                             14
        Section 3.   Term of Office                                        14
        Section 4.   Powers and Duties of Officers                         15
        Section 5.   Two or More Positions Held by One Person              17
        Section 6.   Bond                                                  17
        Section 7.   Vacancies, How Filled                                 17
        Section 8.   Compensation of Officers                              17
        Section 9.   Removal of Officers                                   17
        Section 10.  Reimbursement of Disallowed Expenses                  17

   ARTICLE V
     Corporate Seal                                                        18

   ARTICLE VI
     Shares of Stock                                                       18
        Section 1.   Description of Share Certificates                     18
        Section 2.   Issuance of Shares                                    18
        Section 3.   Restricted Shares                                     18
        Section 4.   Transfer of Shares                                    18
        Section 5.   Lost Certificates                                     19

   ARTICLE VII
     Dividends                                                             19
        Section 1.   Declaration                                           19
        Section 2.   Types                                                 19

   ARTICLE VIII
     Indemnification of Directors, Officers, Employees and Agents          20
        Section 1.   Insurance                                             20
        Section 2.   Action Against a Party Because of Corporate Position  21
        Section 3.   Action by or in the Right of Corporation              21
        Section 4.   Reimbursement if Successful                           22
        Section 5.   Authorization                                         22
        Section 6.   Advance Reimbursement                                 22
        Section 7.   Further Indemnification                               23
        Section 8.   Continuing Right of Indemnification                   23
        Section 9.   Limitation on Indemnity and Reimbursement             23




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   ARTICLE IX
     Miscellaneous                                                         24
        Section 1.   Bills, Notes, etc.                                    24
        Section 2.   Amendments                                            24
        Section 3.   Notice                                                24
        Section 4.   Waiver of Notice                                      25




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                                   ARTICLE I

                         Conduct of Corporate Business

     The business of this Corporation shall be conducted in accordance with:

1.   Applicable provisions of the law.

2. Its Articles of Incorporation and any and all amendments that may be made.

3. Rules and regulations, including these Bylaws and any amendments, that may be adopted by the Board of Directors.


                                   ARTICLE II

                                  Shareholders

     Section 1. Powers and Duties. The shareholders of the Corporation shall have the following powers and duties:

a.   To elect and remove directors.

b. All other powers and duties conferred upon the shareholders by the laws of the State of Florida.

     Section 2.  Method of Acting.

a. Meetings. Any action of the shareholders may be taken at an annual or special meeting as provided in these Bylaws.

b. Action by Shareholders Without a Meeting. Any action of the shareholders of the Corporation may be taken without a meeting provided a resolution or a consent in writing to the action in question is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such resolution or consent is filed among the records of the Corporation. In the event that the action to which the shareholders consent is such that would have required the filing of any certificate or document with the Department of State of the State of Florida under Chapter 607, Florida Statutes, or any other applicable law, the document or certificate shall state that written consent, pursuant to Section 607.0704, Florida Statutes, was given in lieu of meeting.

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c.   Action by Participation.  Any action of the shareholders may be taken by which all participants are able to converse with one another, expressly including discussions by telephone, radio or other communications device. Physical presence of the participants at the same place is not necessary for shareholders to take action.

     Section 3.  Annual Meetings.

a. Date, Place and Time Held. Meetings of the shareholders of the Corporation shall be held annually within the first six months of each year, or at any other time permitted by the law, at such time and place as may be fixed by the Board of Directors.

b. Business to be Conducted. The annual meeting of the shareholders of the Corporation shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or by the holders of not less than a majority of all the shares entitled to vote at the meeting, upon the giving of notice as provided in Section 3, Article IX of these Bylaws.

     Section 5. Adjourned Meetings. When a meeting is adjourned to another time and place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting was adjourned are announced at the meeting at which the ajournment is taken. If, however, after the adjournment, the Board fixes a new record date for the adjournment meeting, a notice of the adjourned meeting shall be given as provided in Section 3,
Article IX of these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

     Section 6. Determination of Shareholders. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the following methods may be used:

a. Closing of Transfer Books. The Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days. If the stock

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transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

b. Fixing Record Date. The Board of Directors may fix in advance a date as the regular date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

c. Mailing of Notice. In the event that the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which the notice of the meeting is mailed shall be the record date for the determination of shareholders.

d. Resolution Declaring Dividend. In the event that the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution by the Board of Directors declaring such dividend is adopted shall be the record date for the determination of shareholders.

     Section 7. Record of Shareholders Having Voting Rights. The Corporation shall comply with the requirements of Section 607.0720, Florida Statutes, or any successor statute, regarding the compilation of a list of shareholders entitled to vote at any meeting.

     Section 8. Quorum. A majority of the shareholders entitled to vote, represented in person, by participation as described in this Article, or by proxy, shall constitute a quorum at a meeting of shareholders.

     Section 9.  Voting.

a. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     (1) Election of Directors. At each election of directors, every shareholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him for one of the persons nominated to each position as a director to be elected at that time and for whose election he has a right to vote. All directors shall be elected to the Board of

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Directors by an affirmative vote of the holders of not less than a majority of all issued and outstanding shares of stock of the Corporation.

b.   Voting of Shares by Certain Holders.

     (1) Shares Standing in the Name of Another Corporation. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, by such person as the Board of Directors of such corporation may designate. Proof of such designation may be made by presentation of a certified copy of the pertinent Bylaw provision or other instrument of the corporate shareholder. In the absence of any such designation or in case of conflicting designations by the corporate shareholder, the Chairman of the Board, the President, any Vice President, the Secretary, and the Treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

     (2) Shares Held by an Administrator. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

     (3) Shares Standing in the Name of a Trustee. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     (4) Shares Standing in the Name of a Receiver. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into his name, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     (5) Pledged Shares. A shareholder whose shares are pledged shall be entitled to vote such shares unless and until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

     Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy. Proxies shall be valid for only one

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meeting, to be specified therein, and any adjournment of such meeting.  Proxies shall be voted whenever a vote is taken. Proxies which have been executed may be revoked by the attendance of the shareholder at the meeting in person, or by the execution and filing of a subsequent proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration date of eleven months from the date thereof unless otherwise provided in the proxy.

a. Revocable Proxies. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this section. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

b. Irrevocable Proxy. A proxy which states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following.

     (1)   A pledgee.

     (2)   A person who has purchased or agreed to purchase the shares.

     (3) A creditor or creditors of the Corporation who extend or continue credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit.

     (4) A person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment and states the name of the employee and the period of employment contracted for.

     (5)   The person designated by or under an agreement under Section 607.0731
(1), Florida Statutes, relating to shareholders' agreements, or any successor statute.

c. Revocability of Irrevocable Proxies. Notwithstanding the provision in the proxy statement that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, the

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debt of the Corporation is paid, the period of employment provided for in the contract of employment is terminated, or the agreement under Subsection
607.0731 (1), Florida Statutes, has terminated and, in a case provided for in
Section 10b(3) or Section 10b(4) of this Article, becomes revocable three years after the date of the proxy or at the end of the period if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of the new irrevocable proxy as provided in this section. This paragraph does not affect the duration of a proxy under Section 10a of this Article. A proxy may be revoked, notwithstanding the provision making it irrevocable, by a purchaser of shares without knowledge of the existence of such provision, unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

d. Multiple Holders of Proxies for Same Shares. If a proxy for the same confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

e. Substitution. If a proxy expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

     Section 11. Order of Business. The order of business at all meetings of the shareholders shall be as follows:

a.   Roll call.

b.   Proof of notice of meeting, or a waiver of notice.

c.   Transaction of business.

d.   Adjournment.

     Section 12. Minutes of Meetings. The minutes of all meetings of the shareholders shall be reduced to writing and signed by the Secretary and Chairman of the Board. The minutes of a meeting need not state whether all participants were present in person, and a statement in the

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minutes that a meeting was held and that a quorum was present shall be conclusive as against any third party.

     Section 13. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing and shall be delivered or mailed to the Chairman of the Board of Directors not less than 14 days and not more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chairman of the Board not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) a biographical description of each nominee, including his or her principal occupation and any previous banking experience; (c) the total number of shares of capital stock of the Corporation that is expected to be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for any such nominee.


                                 ARTICLE III

                               Board of Directors

     Section 1. Powers and Duties. The Board of Directors of the Corporation shall have the power and duty to:

a.   Direct the management of the business and affairs of the Corporation.

b.   Fix the compensation of directors and officers of the Corporation.

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c.   Hold annual meetings and, in addition, such other regular and special meetings as the Board may deem appropriate or necessary.

d.   Elect and remove officers.

e. Adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper and which are not inconsistent with these Bylaws, the Articles of Incorporation, and applicable laws and regulations.

f.   Designate committees of the Board.

g.   Take any and all actions not prohibited by law.

     Section 2. Number and Qualifications. The number of members of the Board of Directors shall be fixed by the Board of Directors provided, however, that the Board of Directors shall not consist of less than five members. Not less than a majority of the directors must, during their whole term of service, be citizens of the United States, and at least three-fifths of the directors must have resided in the State of Florida for at least one (1) year preceding their election and must be residents therein during their continuance in office.

     Section 3. How Selected. Unless appointed to fill a vacancy, directors shall be elected at the annual meeting of shareholders or at a special meeting; provided that a majority of the full Board of Directors may, at any time during the year following the annual meeting of shareholders in which such action has been authorized, increase the number of directors of the Corporation by not more than two, and appoint persons to fill the resulting vacancies.

     Section 4. Term of Office. The Board of Directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year; and at the annual meeting of shareholders in 1999, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter, at each annual meeting of shareholders, the successors to the class of directors whose terms shall then expire, shall be elected to hold office until the third succeeding annual meeting after such election and until their successors are elected and qualified.

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When the number of directors is changed, the newly established directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

     Section 5. Oath of Office. Each director, upon assuming office, shall acknowledge that he will diligently and honestly administer the affairs of the Corporation and will not knowingly violate, or willfully permit to be violated, any of the provisions of the Florida Business Corporation Act.

     Section 6.  Method of Acting.

a. Meetings. Any action of the Board of Directors may be taken at an annual, regular or special meeting as provided in these Bylaws. The Board of Directors shall act by majority vote of its members unless otherwise provided in these Bylaws, the Articles of Incorporation, or any applicable law.

b. Action by Directors Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing setting forth the action so to be taken and signed by all of the directors or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

c. Action by Participation. Any action which may be taken by the directors of the Corporation may be taken by any means by which all participants in the meeting are able to converse with one another and expressly includes discussions by conference telephone or similar communications equipment by means of which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by

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registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 8.  Annual Meetings.

a. Date, Place and Time Held. The annual meeting of the directors of the Corporation shall be held as soon as practicable after the annual meeting of the shareholders.

b. Business to be Conducted. The business to be conducted at each annual meeting of the Board of Directors shall be:

     (1) The organization of the new Board of Directors.

     (2) The election of officers.

     (3) The transaction of any other business which may come before the meeting.

     Section 9.  Regular Meetings.

a. Date, Place and Time Held. Regular meetings of the Board of Directors shall be held at such time and at such place as the Board of Directors may decide from time to time.

b. Persons Calling the Meeting. Meetings of the Board of Directors may be called by the Chairman of the Board, by the president of the Corporation, or by a majority of the directors.

c. Business to be Conducted. The business to be conducted at the regular meetings of the Board of Directors shall be any business which the Board of Directors may deem necessary or appropriate in order to direct the management of the affairs and business of the Corporation.

     Section 10.  Special Meetings.

a. When Called. If no regular meetings of the Board of Directors are called as stated in Section 9 of this Article, then all meetings of the Board of Directors, other than annual meetings, shall be by special meetings. Special meetings may be called at any time.

b. Persons Calling Meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the president of the Corporation, or by a majority of the directors.

c. Business to be Conducted. The business to be conducted at any special meeting of the Board of Directors shall be any business which the Board of Directors deems necessary or appropriate in order to direct the management of the affairs and business of the Corporation. No

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action taken by the Board of Directors at any special meeting shall be ineffective or defective solely because it was not mentioned or described in the notice of the meeting.

     Section 11. Adjourned Meetings. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Section 12. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the event a quorum is not present, a majority of the directors present may adjourn any meeting of the Board of Directors to another time and place as provided in Section 11 of this Article.

     Section 13. Voting. At all meetings of the Board of Directors, each director shall have one (1) vote and the majority vote of the directors present shall prevail unless a greater number of votes is required by any applicable law, by the Corporation's Articles of Incorporation, or by these Bylaws.

     Section 14. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase of the number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though the number of the remaining directors may be less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

     Section 15. Removal of Directors. Any one or more of the directors may be removed either with or without cause at any time by vote of shareholders at any special meeting called for such purpose. In such voting, a director(s) shall be removed upon the affirmative vote of the holders of 75 percent of the outstanding voting stock qualified to vote at a meeting for the election of Directors. A director may not be removed without such a meeting the notice for which shall specify the purpose for the meeting.

     Section 16. Authority to Collect, Account For and Pay Over Taxes. Notwithstanding the generality of the powers and duties of the Board of Directors to direct the management of the

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business of this Corporation, neither the Board as a Board, nor an individual director as a director, shall have any authority to collect, account for or pay over any sums of money as taxes imposed upon the Corporation by any governmental authority, whether municipal, county, state or federal.

     Section 17. Director and Officer Conflict of Interest. Contracts and transactions between the Corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as: (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative votes of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction had been disclosed to them; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, committee, or shareholders; and (d) the requirements of all applicable laws and regulations are met. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction. For purposes of this section, an interested director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the Corporation.

     Section 18.  Committees.

a.   Standing Committees.  The following standing committees may be formed:
     (1) Executive Committee.

b.   Executive Committee.

     (1) The Board of Directors may designate from among its members an executive committee of not less than three (3) nor more than seven (7) members, which shall have and may

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exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

           (a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

           (b) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

           (c) Fill vacancies on the Board of Directors or any committee thereof;

           (d)   Amend the Bylaws;

           (e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

           (f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of the series of a class of shares.

     (2) The Board, by resolution adopted in accordance with subsection (1), may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

c. Other Committees. The Board of Directors or the Chairman of the Board may appoint other committees from time to time for such purposes and with such powers as the Board or Chairman may determine.

d. Term. The term of each standing committee and each additional committee appointed shall continue until the next annual meeting of shareholders following its appointment, at which time the existence of the committee shall automatically terminate unless the committee is reappointed at the annual meeting of directors held immediately thereafter; provided, however, that the existence of any committee may be terminated at any time by affirmative action of the Board.

e. Meetings. Each committee shall hold as many meetings as are necessary to continue or complete the performance of its duties.

f. Record of Meetings. Each committee shall keep or cause to be kept minutes of each meeting held, and each set of minutes shall include a description of all matters considered and all

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



decisions, if any, made. The minutes of all meetings held since the time of the last preceding regular Board of Directors meeting shall be filed with the Chairman of the Board at or prior to the next regular board meeting and copies of the minutes shall be presented to the Board as part of the committee's report.

     Section 19. Chairman. The Board of Directors shall elect a Chairman of the Board and a Vice Chairman of the Board at each annual meeting of directors and whenever vacancies in such offices occur. The powers and duties of the Chairman shall be as follows:

a.   To preside at all meetings of shareholders and directors;

b. To exercise all powers and perform all duties assigned to him under these Bylaws or by the Board of Directors.

     During the absence or inability of the Chairman to perform his duties or exercise his powers, the same shall be performed and exercised by the Vice Chairman; and when so acting, he shall have the powers and be subject to all responsibilities hereby given to or imposed upon the Chairman.

                                   ARTICLE IV

                                    OFFICERS

     Section 1.  Number.  The officers of the Corporation shall be:

a.   President.

b.   One or more Vice Presidents.

c.   Secretary.

d.   Treasurer.

e. Such other officers as the Board of Directors may from time to time deem necessary for the proper conduct of the corporate business.

     Section 2. Selection. All officers of the Corporation shall be elected by the Board of Directors at such time and in such manner as may be prescribed in these Bylaws.

     Section 3. Term of Office. Each officer shall hold office until his successor is duly appointed or elected by the Board of Directors.

     Section 4. Powers and Duties. The powers and duties of the officers of the Corporation shall be as follows:

a. President. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer (i.e., the full-time managing officer of the Corporation) and, as such, shall have the following powers and duties:

     (1) During any period of time that he is serving as Chief Executive Officer, he shall be a member of the Board of Directors.

     (2) He may cause to be called special meetings of the shareholders and directors in accordance with these Bylaws.

     (3) He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation, other than the duly elected officers, subject to policies adopted by the Board of Directors.

     (4) He shall sign and make all contracts and agreements in the name of the Corporation, and see that they are properly carried out.

     (5) He shall see that the books, reports, statements, and certificates of the Corporation are properly kept, made, and filed according to law.

     (6) He shall sign all certificates of stock, notes, drafts, or bills of exchange, warrants or other orders for the payment of money duly drawn by the treasurer.

     (7) He shall enforce these Bylaws and perform all of the duties incident to the position and office, and which are required by law.

b. Vice Presidents. One or more Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. The duties of the Vice Presidents shall be as follows:

     During the absence and inability of the President to perform his duties or exercise his powers, as set forth in these Bylaws or in the acts under which this Corporation is organized, the same shall be performed and exercised by a Vice President (in such order of seniority as may be determined by the Board of Directors or, failing such determination, as may be designated by the Chairman of the Board); and when so acting, he shall have the powers and be subject to all responsibilities hereby given to or imposed upon the President. However, the Vice President shall not become a member of the Board of Directors unless elected by the Board of Directors. The Vice Presidents shall have such powers and perform such duties as usually pertain to their office or as are assigned to them by the President or the Board of Directors.

c. Secretary. The Secretary shall have such powers and perform such duties as are incident to the Office of Secretary of a Corporation or as are assigned to him by the President or the Board of Directors, including the following:

     (1) He shall keep the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the shareholders, and other official records of the Corporation in appropriate books.

     (2)   He shall give and serve all notices of the Corporation.

     (3) He shall be custodian of the records and of the corporate seal, and affix the latter when required.

     (4) He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residences, their post offices addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during the business hours and at the main office of the Corporation, subject to the inspection of such shareholders as are authorized to inspect the same, as provided in Article II, Section 1 of these Bylaws.

     (5)   He shall sign all certificates of stock.

     (6) He shall present to the Board of Directors all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

     (7) He shall attend to all correspondence and perform all the duties incident to the Office of Secretary.

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


d. Treasurer. The Treasurer of the Corporation shall be responsible for the maintenance of accurate financial records and shall have such other powers and duties as are assigned to him by the President or the Board of Directors.
e. Other Officers. Other officers, if any, elected by the Board of Directors shall have such powers and duties as are assigned to them by the President or the Board of Directors.

     Section 5. Two or More Positions Held by One Person. In the event that one person shall hold two or more offices of the Corporation, such person shall, when acting on behalf of the Corporation in his capacity as an officer of the Corporation, designate which capacity or capacities in which he is acting and upon doing so shall be deemed to act only in the capacity or capacities so designated.

     Section 6. Bond. The Cashier and Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of the duties of such offices as the Board may direct.

     Section 7. Vacancies, How Filled. All vacancies in any office shall be filled by the Board of Directors without undue delay in the manner set forth in these Bylaws for the election of officers.

     Section 8. Compensation of Officers. The officers of the Corporation shall receive such salary or other compensation as may be determined by the Board of Directors.

     Section 9. Removal of Officers. Any officer elected or appointed by the Board of Directors may be removed by majority vote of the Board whenever, in its judgement, the best interest of the Corporation will be served thereby.

     Section 10. Reimbursement of Disallowed Expenses. Any payments made to an officer of the Corporation, such as salary, commission, bonus, interest, rent, or entertainment expense incurred by him, which are later determined for federal income tax purposes to be excessive in whole or in part and are disallowed as deductions from income, shall, at the option of the Board of Directors, be reimbursed by such officer to the Corporation to the full extent of such excess.

                                  ARTICLE V

                               Corporate Seal

     Section 1.  Seal.  The seal of the Corporation shall be as follows:



                                 ARTICLE VI

                               Shares of Stock

     Section 1. Description of Share Certificates. The certificates representing shares shall state upon their face:

a.   The name of the Corporation;

b.   That the Corporation is organized under the laws of the State of Florida;

c.   The name of the person or persons to whom they are issued;

d.   The number and class of shares and designation of series, if any;

e.   The par value, if any.

     Section 2. Issuance of Shares. All certificates issued shall be registered and numbered in the order in which they are issued. They shall be issued in consecutive order, and on the face of each share shall be entered the name of the person owning the shares represented by the certificate, the number of shares represented by the certificate, and the date of issuance of the certificate. Upon issuance, the certificate shall be signed by the President or a Vice President, and countersigned by the Secretary or an assistant secretary, and sealed with the seal of the Corporation. No certificate shall be issued for any share until such share is fully paid.

     Section 3. Restricted Shares. Every certificate representing shares which are restricted as to the sale, disposition, or other transfer of shares shall state that such shares are restricted as to their transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

     Section 4. Transfer of Shares. The shares of the Corporation shall be assigned and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his duly authorized legal representative. In case of transfer by an attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary of the Corporation. In all cases of transfer, the former certificate must be surrendered and cancelled before a new certificate will be issued. No transfer shall be made upon the books of the Corporation while the transfer books of the Corporation are closed.

     Section 5. Lost Certificates. In the event that a replacement of a lost certificate is requested, the Board of Directors shall have power to authorize the issuance of a duplicate certificate upon affidavit and satisfactory proof that the original has been lost, misplaced or destroyed, and upon the Corporation being satisfactorily indemnified against such loss.

                                  ARTICLE VII

                                   Dividends

     Section 1. Declaration. The Board of Directors may by resolution or vote declare such dividends as are permitted pursuant to Florida law, and which are not otherwise prohibited by any other applicable law or regulation, whenever in their opinion the condition of the Corporation's affairs will render it expedient for such dividends to be declared; provided, however, that no such dividends shall be declared when the Corporation is insolvent, when such payment would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to applicable laws or regulations or to any restrictions contained in the Articles of Incorporation.

     Section 2. Types. The following types of dividends may be declared from time to time by the Board of Directors;
a. Dividends in cash or property; provided, however, that such dividends may be paid only out of the unreserved and unrestricted earned surplus of the Corporation.

b. Dividends in cash paid for out of current net profits or retained earnings in accordance with the provisions of Florida Statutes, or any successor statute.

c. Dividends paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

     (1) If the dividend is payable in its own shares having a par value, such shares shall be issued at not less than the par value, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend;

     (2) If a dividend is payable in its own shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by a resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect to such shares, and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

d. No dividend payable in shares of any class shall be paid to the holders of the shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.


                                  ARTICLE VIII

         Indemnification of Directors, Officers, Employees, and Agents

     Section 1. Insurance. The Board of Directors of the Corporation, in its discretion, shall have authority on behalf of the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The provisions of the following sections of this Article for Indemnification of Directors, Officers, Employees, and Agents shall apply only in the event that no such insurance is in effect or, if such insurance is in effect, only to the extent that matters for which indemnification by the Corporation is permitted by such sections are not within the coverage of such insurance.

     Section 2. Action Against a Party Because of Corporate Position. The Corporation shall indemnify each person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, a partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 3. Action by or in the Right of Corporation. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 4. Reimbursement if Successful. To the extent that the director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he had not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit or proceeding.

     Section 5. Authorization. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he met the applicable standard of conduct set forth in
Section 1 or Section 2 hereof.  Such determination shall be made:

a. By the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to such action, suit or proceeding; or

b. If such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

c. By the shareholders by a majority vote of a quorum consisting of shareholders who are or were not parties to such action, suit or proceeding.

     Section 6. Advance Reimbursement. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon a preliminary determination, following one of the procedures set forth in Section 5 of this Article, that the director, officer, employee or agent met the applicable standard of conduct set forth in Section 1 or Section 2 hereof, or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     Section 7. Further Indemnification. Indemnification as provided in this Article shall not be deemed exclusive. The Corporation shall make any other further indemnification of any of its directors, officers, employees or agents that may be authorized under any statute, rule or law, provision of Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct. Where such other provision provides broader rights of indemnification than these Bylaws, such other provision shall control.

     Section 8. Continuing Right of Indemnification. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 9. Limitation on Indemnity and Reimbursement. Notwithstanding any other provisions of this Article, in the event that the Board of Directors determines that the action giving rise to a claim for indemnity or expense reimbursement is the result of gross negligence or willful misconduct upon the part of the claimant, no such indemnity or expense reimbursement shall be provided by the Corporation.

                                   ARTICLE IX

                                 Miscellaneous

     Section 1. Bills, Notes, etc. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by such officer or officers as the Board of Directors shall direct. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or on behalf of the Corporation, except as herein expressly provided.

     Section 2. Amendments. These Bylaws may be altered, amended, or repealed by: (a) the action by unanimous written consent of the shareholders in lieu of a meeting; or (b) the action by unanimous written consent of the Board of Directors in lieu of a meeting; or (c) by an affirmative vote of a majority of the shareholders or directors at a regular meeting or at a special meeting called for that purpose.

     Section 3.  Notice.

a. Shareholders Meetings. Notice in writing of any annual or special meetings of shareholders shall be given to each shareholder of record, and shall contain the place, date and hour of the meeting, and in the case of a special meeting, a statement of the purpose or purposes for which the meeting is being called. Such notice shall be given at least ten (10) days but not more than sixty (60) days prior to any annual or special meeting to each shareholder of record at his address as it appears on the books of the Corporation. Notice of an action taken by written consent of shareholders shall be given to all shareholders who have not consented in writing, when an action by written consent has been taken as provided in Section 2 of Article II of these Bylaws.

b. Directors Meetings. Notice in writing of any meeting of the Board of Directors shall be given to each director, and shall contain the place, date, and hour of the meeting, and may state the purpose or purposes for which the meeting is being called. Such notice shall be given at least five (5) days before any meeting to each director at his address as it appears on the books of the Corporation.

c. Effective Time. All notices of meetings of shareholders and meetings of directors shall be given either by personal delivery or by mail or other written communication. Notice shall be considered to be delivered and becomes effective on the date the notice is personally delivered, or, if mailed, the date on which the notice was sent by prepaid United States mail, properly addressed to the party to receive it at the current address of such party as shown on the books of the Corporation.

     Section 4. Waiver of Notice. Notice of any meeting of shareholders or any meeting of directors need not be given to any person entitled to notice who signs a waiver of notice either before or after the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting has not been lawfully called or convened.